UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure
On January 22, 2020, ProAssurance issued a news release disclosing a preliminary estimate of $37 million of adverse development in our prior accident year loss reserves in the fourth quarter of 2019 in our Specialty Property & Casualty segment. This adverse development is in response to deteriorating loss experience, driven by a large national healthcare account written since 2016.
In addition, the Company expects to book, in the quarter, a current accident year net loss ratio for the Specialty Property & Casualty segment between 134% and 148%. This also reflects deteriorating loss experience related to the previously noted national healthcare account and, to a lesser extent, in the healthcare professional liability excess and surplus lines of business. This business includes custom physicians, healthcare facilities, correctional healthcare, and long-term care policies. Loss estimates for the Company’s core physicians, podiatric, chiropractic, legal professional liability and medical technology liability businesses will be in line with expectations.
The adverse development in prior accident years and the higher current accident year net loss ratio in the fourth quarter will result in a full-year 2019 net loss ratio between 105% and 109% for the Specialty Property & Casualty segment
The full text of the news release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits

99.1
News release issued on January 22, 2020 disclosing a preliminary estimate of $37 million of adverse development in our prior accident year loss reserves in the fourth quarter of 2019 in our Specialty Property & Casualty segment, and an expected fourth quarter 2019 current accident year net loss ratio between 134% and 148% for the Specialty Property & Casualty segment. The release also discloses an expected full-year 2019 net loss ratio between 105% and 109% for the Specialty Property & Casualty Segment.

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. These exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 22, 2020

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
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Jeffrey P. Lisenby General Counsel

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